Exhibit 10.1

FIRST Amendment to SUBORDINATED PROMISSORY NOTE

This FIRST Amendment TO SUBORDINATED PROMISSORY NOTE (this “Amendment”) is entered into as of August 13, 2023 (the “Effective Date”), by and between IRISYS, INC., a California corporation (the “Seller”), and SOCIETAL CDMO, INC. (f/k/a Recro Pharma, Inc.), a Pennsylvania corporation (the “Borrower).

Recitals

A.
The Borrower and the Seller are parties to that certain Subordinated Promissory Note dated as of August 13, 2021 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Note”). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Note.

B. The parties desire to amend the Note in accordance with the terms of this Amendment.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Amendment.
(a)
The following definition in Section 6 of the Note is hereby amended and restated in its entirety as follows:

“Payment Date” means each of (i) the first anniversary of the Issue Date, (ii) the earlier of (x) June 24, 2024 and (y) the date on which the Specified Asset Sale occurs (the earlier of such dates, the “Second Installment Date”), and (iii) the Maturity Date.

(b)
The following definitions are hereby added to Section 6 of the Note:

“Net Cash Proceeds” means the aggregate cash or cash equivalents proceeds received by the Borrower or any subsidiary of the Borrower in respect of a Qualified Financing, net of (a) direct costs incurred in connection therewith (including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof.

“Qualified Financing” is a transaction or series of related transactions pursuant to which the Borrower and/or any subsidiary of the Borrower issues and sells shares of its capital stock with the principal purpose of raising capital, the Net Cash Proceeds of which are in excess of $15,000,000.

“Second Installment” means the second equal installment due under this Note, in the principal amount of $2,038,891, together with interest accrued on this Note, due on the Second Installment Date.

“Specified Asset Sale” means the sale of the property comprised of approximately one hundred twenty-one (121) acres of raw land located at 1300 Gould Drive, Gainesville, Georgia 30504 which is subject to that certain Purchase and Sale Agreement and Joint Escrow Instruction entered into as of August 11, 2022 by and between Societal CDMO Gainesville, LLC and Weekley Homes LLC, as may be amended, restated and//or amended and restated.

(c)
The following new subsection (e) is hereby added to Section 2 of the Note:

(e) Notwithstanding anything to the contrary contained herein, if a Qualified Financing occurs following the date of this Amendment and prior to the Second Installment Date, within three (3) business days following such occurrence, the Borrower shall pay to the Seller 50% of the Net Cash Proceeds of such Qualified Financing that are in in excess of $15,000,000, provided, that: (i) in no event shall such payment amount exceed $1,000,000; and (ii) such payment shall be applied to the principal portion of the Second Installment due hereunder.

2.
Warrant. In consideration for the Seller’s willingness to enter into this Amendment, the Borrower shall issue to the Seller a Warrant (the “Warrant”) to purchase 100,000 shares of the Borrower’s common stock at an exercise price of $1.00 with a term of three years. The Warrant shall be issued on the date hereof and shall have the terms and conditions set forth in the form of Warrant attached hereto as Exhibit A.
3.
Amendment Fee; Expenses. In consideration for the Seller’s willingness to enter into this Amendment, the Borrower agrees to pay to the Seller an amendment fee in cash, in immediately available funds, in an amount equal to $150,000, within one business day of the Effective Date. Borrower also agrees to reimburse Seller for all of its out-of-pocket and documented costs and expenses in connection with the transactions contemplated by this Amendment (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel to the Seller incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents), up to an aggregate amount of $50,000, within one business day of the Effective Date.
4.
Full Force and Effect; Ratification. The Note, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of any party under the Note, as in effect prior to the date hereof. The Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Note in each case as amended to date, including any amendments made substantially concurrently with this Amendment.
5.
Representations and Warranties. The Borrower represents and warrants that the representations and warranties contained in the Note are true and correct as of the date of this Amendment and that, upon execution and delivery of this Amendment, no Event of Default has occurred and is continuing.
6.
Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. A signed copy of this Amendment transmitted by a party to another party via facsimile or an emailed “pdf” version shall be binding on the signatory thereto.
7.
Conditions to Effectiveness. As a condition to the effectiveness of this Amendment, the Seller shall have received, in form and substance satisfactory to the Seller, the following:
(a)
this Amendment duly executed by the Borrower;
(b)
the Warrant duly executed by the Borrower; and
(c)
that certain Subordination Agreement (Seller Note) duly executed by the Borrower and Royal Bank of Canada, the form of which is attached hereto as Exhibit B.

[SIGNATURES ON FOLLOWING PAGE]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SOCIETAL CDMO, INC.

By: /s/ Ryan D. Lake

Name: Ryan D. Lake

Title: Chief Financial Officer

SELLER:

IRISYS, INC.

By: /s/ Brooke Yakatan

Name: Brooke Yakatan

Title: Chairman

EXHIBIT A

Form of Warrant

EXHIBIT B

SUBORDINATION AGREEMENT (SELLER NOTE)

THIS SUBORDINATION AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made and entered into, effective as of August 12, 2023, by and among SOCIETAL CDMO, INC. (f/k/a Recro Pharma, Inc.), a Pennsylvania corporation (“Borrower”), IRISYS, INC., a California corporation, (“Subordinated Lender”), and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Agent”) and as lender (in such capacity, together with its respective successors and assigns, the “Senior Lender”) under the Credit Agreement (defined below). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such term as set forth in the Credit Agreement.

RECITALS

A.
Borrower has executed a Subordination Promissory Note, dated as of August 13, 2021, in the original principal amount of $6,116,672.72 in favor of Subordinated Lender, as amended by the First Amendment to Subordinated Promissory Note dated as of the date hereof (the “Subordinated Note”), pursuant to which Borrower is indebted to Subordinated Lender.
B.
Senior Lenders have provided financial accommodations to Borrower pursuant to the Credit Agreement by and among Borrower, the other Loan Parties party thereto, the initial Senior Lender and Agent, dated as of December 12, 2022 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”).
C.
In order to induce Senior Lenders to provide to Borrower the financial accommodations provided for under the Credit Agreement, Subordinated Lender desires to subordinate, in accordance with the provisions of this Agreement, the Subordinated Indebtedness (as defined below) to the Senior Indebtedness (as defined below).

PROVISIONS

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.
Representation and Warranty of Subordinated Lender. Subordinated Lender represents and warrants to Agent and each of the Senior Lenders that, as of the date hereof, (i) the entire indebtedness of Borrower to Subordinated Lender is evidenced by the Subordinated Note, a true and complete copy of which is attached hereto as Exhibit A, and that there is no other indebtedness or obligations owing to Subordinated Lender by Borrower, except as set forth in that certain Unit Purchase Agreement, dated as of August 13, 2021, by and among the Borrower, Subordinated Lender and the other parties thereto (as it may be amended from time to time, the “Purchase Agreement”); (ii) the Subordinated Indebtedness is and remains unsecured as of the date hereof; (iii) no party has guaranteed any indebtedness of Borrower to Subordinated Lender under the Subordinated Note or the Purchase Agreement; (iv) Subordinated Lender is the holder of the Subordinated Note and Subordinated Lender has not assigned, transferred or otherwise conveyed the Subordinated Note; and (v) this Agreement constitutes a legal, valid and binding obligation of Subordinated Lender.
2.
Subordination of Subordinated Payments. The indebtedness or other obligations evidenced by the Subordinated Note, howsoever such indebtedness, obligation or liability may be hereafter created, extended, renewed or evidenced, and all accrued interest thereon (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency, or similar law, and any interest that would have accrued but for commencement of such proceeding, whether or not such interest is allowed as an enforceable claim in such proceeding) (all such indebtedness and obligations collectively referred to as the “Subordinated Indebtedness”) shall at all times and in all respects be subordinate and junior in right of payment to the payment in full in cash (“Payment in Full” or “Paid in Full”) of any and all indebtedness or other obligations under the Loan Documents of Borrower or any other Loan Party to Agent or any Senior Lender, each of their respective successors and assigns or any affiliate of Agent or any Senior Lender, whether owing by only Borrower or a Loan Party or by Borrower or such Loan Party with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, or statute or other operation of law, whether incurred directly to Agent or any Senior Lender (or any affiliate of Agent or any Senior Lender) or acquired by Agent or any Senior Lender (or any affiliate of Agent or any Senior Lender) by purchase, pledge or otherwise and whether participated to or from Agent or any Senior Lender (or any affiliate of Agent or any Senior Lender) in whole or in part, including, without limitation, the Loans and any extensions, renewals, modifications, refinancings and amendments thereof, all accrued interest thereon (including any interest accruing after the commencement of any action or proceeding under any bankruptcy, insolvency, or similar law, and any interest that would have accrued but for commencement of such proceeding, whether or not such interest is allowed as an enforceable claim in such proceeding), and every other liability, including any fees, under the Loan Documents, now or hereafter owing to Agent or any Senior Lender (or any affiliate of Agent or any Senior Lender) by Borrower or any other Loan Party (collectively, the “Senior Indebtedness”).
3.
Restrictions on Subordinated Payments. Until the Senior Indebtedness is Paid in Full, no payments of principal or interest shall be made on the Subordinated Indebtedness other than Permitted Payments (defined below). In addition, the Subordinated Indebtedness shall be subject to the following restrictions:
(a)
Subordinated Lender shall not ask, demand, sue for, accept or receive payment from Borrower or any other Loan Party, by set-off or in any other manner, either in whole or in part, on account of the Subordinated Indebtedness, nor any security therefor without obtaining the prior written consent of Agent; provided, Subordinated Lender may set off under and pursuant to Section 4 of the Subordinated Note;
(b)
In the event of (i) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or any other Loan Party or the proceeds thereof, to creditors of Borrower or such Loan Party by reason of the liquidation, dissolution or other winding up of Borrower’s or such Loan Party’s business, or (ii) any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Borrower or such Loan Party for any relief under any bankruptcy or insolvency laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, Subordinated Lender covenants that any payment or distribution of any kind or character, either in cash, securities or other property that shall be paid or delivered, or payable or deliverable, upon or with respect to the Subordinated Indebtedness immediately shall be paid or delivered directly to Agent, for the benefit of Senior Lenders, for application on the Senior Indebtedness, whether or not due, until the Senior Indebtedness first shall have been Paid in Full;
(c)
Until the Senior Indebtedness has been Paid in Full, Subordinated Lender shall not enforce any rights or remedies arising in respect of the Subordinated Indebtedness (whether pursuant to any contract or applicable law) and shall not seek or obtain any judgment that Subordinated Lender might obtain with respect to the Subordinated Indebtedness (including, without limitation, execution, attachment or foreclosure of judgment liens against any assets of Borrower or any other Loan Party) without obtaining the prior written consent of Agent, regardless of whether Borrower or any other Loan Party is in default of any of its obligations to a Subordinated Lender under the Subordinated Indebtedness; provided, Subordinated Lender may set off under and pursuant to Section 4 of the Subordinated Note;
(d)
Subordinated Lender may not subordinate the Subordinated Indebtedness to any other Indebtedness of Borrower; and
(e)
Subordinated Lender shall not place any Lien upon any of the assets or property of Borrower or any other Loan Party; provided, Subordinated Lender may set off under and pursuant to Section 4 of the Subordinated Note;

provided, notwithstanding any provision to the contrary in this Agreement, Subordinated Lender may (i) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Borrower arising under either a Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement, including without limitation, Section 9 of this Agreement, provided that the Subordinated Lender agrees not to oppose or object to, or support any other party in opposing or objecting to, a sale of assets consented to by the Agent, (ii) take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross‑claim or counterclaim against the Borrower, (iii) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions with respect to the Subordinated Indebtedness that are, in each case, not inconsistent with Section 4 or this Agreement and provided that the Subordinated Creditor may not vote in favor of a plan of reorganization which does not pay the Senior Indebtedness in full in cash on the effective date unless such plan has been accepted by the Senior Lenders, (iv) declare an event of default under the Subordinated Note and, if Senior Lenders have elected to accelerate the Loans under the Credit Agreement, the Subordinated Indebtedness may be accelerated, provided that if the Senior Lenders elect to withdraw the acceleration of the Loans, any cross-acceleration of the Subordinated Indebtedness shall automatically be revoked and will no longer be effective, and (v) defend or otherwise contest any attempt to object to or disallow any portion of the Subordinated Indebtedness.

4.
Permitted Payments. Until the Senior Indebtedness is Paid in Full, no payments (including, without limitation, voluntary or mandatory prepayments) may be made in respect of the Subordinated Indebtedness, provided that, so long as neither an Event of Default (as such term is defined in the Credit Agreement) nor a Senior Payment Default (as defined below) shall have occurred and be continuing in respect of the Senior Indebtedness at the time of any payment, the

Borrower shall be permitted to pay, and the Subordinated Lender shall be permitted to retain, (a) regularly scheduled payments of principal and interest under the Subordinated Note (on the dates and in the amounts set forth in the Subordinated Note in effect as of the date hereof) and (b) all outstanding principal of, and accrued and unpaid interest on, the Subordinated Note upon a Change of Control if the Agent has waived any defaults arising in respect of such Change of Control (collectively, the “Permitted Payments”). A “Senior Payment Default” shall mean the failure of any Loan Party to pay any Senior Indebtedness as and when due and payable under the Credit Agreement or other Loan Documents.
5.
Delivery of Payment to Agent and Senior Lenders. If any payment, distribution, security or proceeds thereof (other than Permitted Payments) is received by Subordinated Lender upon or with respect to the Subordinated Indebtedness prior to Payment in Full of the Senior Indebtedness by Borrower, Subordinated Lender shall receive and hold such payment, distribution, security or proceeds in trust for Senior Lenders and immediately shall deliver the same to Agent in precisely the form received (except for the endorsement or assignment of Subordinated Lender where necessary), for application to the Senior Indebtedness, whether or not due, and until so delivered the same shall be held in trust by Subordinated Lender as property of Senior Lenders. In the event of the failure of Subordinated Lender to make any such endorsement or assignment, Agent, or any of its officers, employees or agents, hereby irrevocably is constituted and appointed attorney-in-fact of Subordinated Lender with full power to make the same. Subordinated Lender hereby agrees that Agent, for the benefit of Senior Lenders, shall be entitled to the remedy of specific performance with respect to any violation by Subordinated Lender of the terms hereof.
6.
Assignment of Claims. Subordinated Lender shall not assign or transfer any claim, nor suffer or permit the creation or attachment of any lien, claim or encumbrance, hypothecation or pledge upon any claim, that such Subordinated Lender has or may have against Borrower or any other Loan Party in respect of the Subordinated Note while any portion of the Senior Indebtedness remains unpaid, unless (a) such assignment or transfer is made expressly subject to this Agreement and (b) Subordinated Lender has obtained Agent’s prior written consent to such an assignment or transfer (such consent not to be unreasonably withheld).
7.
Proceedings and Distributions. For the purposes of this Section 7, the following terms shall have the following meanings: (a) “Proceeding” means any assignment by Borrower or any other Loan Party for the benefit of creditors, or any filing of a voluntary petition by or involuntary petition against Borrower or any other Loan Party pursuant to any chapter of the federal bankruptcy act, or any institution of a voluntary proceeding by or involuntary proceeding against Borrower or any other Loan Party under any other federal or state law relating to relief of debtors, or any appointment of a receiver, trustee or liquidator of Borrower or any other Loan Party or of all or a substantial part of such party’s assets, or any liquidation or dissolution of Borrower or any other Loan Party, or any other marshaling of Borrower’s or any other Loan Party’s assets and liabilities; and (b) “Distributions” means, collectively, all cash securities and other properties payable or otherwise distributable on or in respect of the Subordinated Indebtedness in any Proceeding.
(i)
In any Proceeding, Agent, for the benefit of Senior Lenders, shall have the right, but not the duty, to prepare and file a proof of claim based upon the Subordinated Indebtedness if Subordinated Lender has not filed such proof of claim on or before the fifth day next preceding the last day permitted for such filing, and Agent shall have no liability for any matters arising as a result of Agent filing such proof of claim.
(ii)
Agent, for the benefit of Senior Lenders, shall be entitled to receive Distributions in respect of the Subordinated Indebtedness until the Senior Indebtedness has been Paid in Full (including, but not limited to, all interest accruing from time to time on the Senior Indebtedness after the commencement of any Proceeding, whether or not a claim for such interest is allowable under such Proceeding). All Distributions (other than cash and bearer instruments) shall be issued in Agent’s name, for the benefit of Senior Lenders, and all Distributions, whatever the form thereof, shall be delivered directly to Agent. No one delivering any Distributions to Agent shall have any responsibility to follow Agent’s application thereof. If, for any reason, Subordinated Lender shall receive any payment of or security for or Distribution in respect of the Subordinated Indebtedness, or any part thereof, before the Senior Indebtedness has been Paid in Full, Subordinated Lender shall receive the same in trust and shall deliver the same, in the form received, directly to Agent. Subordinated Lender shall execute and deliver such endorsements, assignments, transfer powers and other writings in respect of the foregoing as Agent may from time to time reasonably request; and Agent shall have the right to execute and deliver the same for and on behalf of Subordinated Lender and in Subordinated Lender’s name whenever Subordinated Lender omits doing so.
(iii)
In connection with any Proceeding, this Agreement shall remain in full force and effect and enforceable in accordance with its terms pursuant to Section 510(a) of the Bankruptcy Code, and all references herein to any Loan Party shall be deemed to apply to such Loan Party as debtor-in-possession and to any trustee or receiver for the estate of such Loan Party.
(iv)
If Agent, any Senior Lender, or Subordinated Lender is required in any Proceeding or otherwise to disgorge, turnover or otherwise pay any amount to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including, without limitation, because it was found to be a fraudulent or preferential transfer (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Indebtedness or Subordinated Indebtedness shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Indebtedness or Subordinated Indebtedness, as applicable, shall be deemed not to have been paid. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated from the date of such Recovery, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.
8.
Legend. Every instrument or document evidencing any of the Subordinated Indebtedness, or any portion thereof, shall, at Agent’s request, bear the following legend on the first page thereof: “THE INDEBTEDNESS EVIDENCED BY THIS DOCUMENT IS SUBORDINATE TO THE INDEBTEDNESS OF THE MAKER (OR ANY SUCCESSOR THERETO) TO ATHYRIUM OPPORTUNITIES III ACQUISITION LP, AS AGENT, OR ANY OF ITS SUCCESSORS OR ASSIGNS, PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF AUGUST 13, 2021, AS SUCH

AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED (OR ANY SUCCESSOR AGREEMENT WHICH REPLACES AND REFERENCES SUCH AGREEMENT).”
9.
Additional Agreements with Agent and Senior Lenders. At any time, and from time to time, Agent and Senior Lenders may enter into any agreements with Borrower or any other Loan Party as Agent and Senior Lenders may deem proper, including extending the time of payment or renewing, increasing the amount, or otherwise altering the terms of the Credit Agreement or any other Loan Document, or affecting the security or guaranties, if any, underlying any or all of such obligations, or may exchange, sell, or surrender or otherwise deal with any such security or guaranties, or may release any balance of funds of Borrower or any other Loan Party, with Agent or any Senior Lender, without notice to Subordinated Lender, and without in any way impairing or affecting this Agreement thereby. The Subordinated Lender agrees not to take any action, or support any other party in taking any action, to contest in any manner the extent, validity or priority of the liens or claims of the Senior Lender or the Agent in respect of the Senior Indebtedness.
10.
Reliance by Agent and Senior Lender on Subordinated Lenders. Subordinated Lender consents, acknowledges and covenants that all obligations and liabilities of Borrower or any other Loan Party to Agent and Senior Lenders shall be deemed to have been made or incurred, in part, in reliance upon this Agreement.
11.
Waiver of Rights. No waiver shall be deemed to be made by Agent or by any Senior Lender of any of such party’s rights hereunder unless the same shall be in writing signed on behalf of Agent or such Senior Lender. Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Agent or Senior Lenders or the obligations of Subordinated Lender to Agent and Senior Lenders in any other respect at any other time.
12.
Waiver of Notice and Successors and Assigns. The Subordinated Lender hereby waives (a) notice of acceptance of this Agreement; (b) notice of the existence, creation, extension, refunding, refinancing or non-payment of all or any of the Senior Indebtedness; (c) all diligence in collection or protection of or realization upon the Senior Indebtedness, or any part thereof or any security therefor; and (d) notice of the release, waiver or cancellation of any obligors of all or any portion of the Senior Indebtedness or any security therefor. This Agreement shall be immediately binding upon Subordinated Lender, and Subordinated Lender’s heirs, executors, administrators and permitted assigns, and the subordination described herein shall inure to the benefit of Agent and Senior Lenders and each of their respective successors and assigns.
13.
Governing Law. This Agreement shall be construed according to the laws of the State of New York, without regard to principles of conflicts of laws. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
14.
Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.
15.
Nonwaiver of Payments. In the event that Subordinated Lender is required to pay to Agent, for the benefit of Senior Lenders, any funds or other property that Subordinated Lender receives from Borrower or any other Loan Party, Borrower acknowledges that Subordinated Lender shall not have waived the rights of Subordinated Lender to payment in full under the Subordinated Note, subject, however, to the terms of this Agreement.
16.
Refinancing of Senior Indebtedness. Agent and any Senior Lender may, from time to time, without notice to the undersigned, assign or transfer any or all of the Senior Indebtedness or any interest therein or permit another person or entity (a “Refinancing Party”) to extend credit to Borrower or any other Loan Party to enable Borrower and such other Loan Parties to repay all or a portion of the Senior Indebtedness (a “Refinancing”), and, notwithstanding any such assignment, transfer or Refinancing or any subsequent assignment, transfer or Refinancing, such Senior Indebtedness shall be and remain Senior Indebtedness for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest therein, including, without limitation, any Refinancing Party, shall, to the extent of the interest of such assignee, transferee or Refinancing Party in the Senior Indebtedness, be entitled to the benefits of this Agreement to the same extent as if such assignee, transferee or Refinancing Party were Agent or a Senior Lender.
17.
Termination. The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect until all of the Senior Indebtedness has been Paid in Full and all commitments to Borrower from Senior Lenders have been terminated, regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with Borrower.
18.
Amendment to Subordinated Note. Subordinated Lender and Borrower hereby agree that they shall not amend or modify the terms of the Subordinated Note without the prior written consent of Agent, and each actual or attempted amendment or modification in contravention of this Section 18 shall be null and void ab initio.
19.
Restriction on Indebtedness of Subsidiaries. Borrower and Subordinated Lender hereby agree not to permit any other Loan Party to incur any Indebtedness or guaranty obligation to Subordinated Lender, unless such Loan Party is made a party to this Agreement on terms satisfactory to Agent and Senior Lenders and all such Indebtedness or guaranty obligations shall automatically become void ab initio.
20.
Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. It is understood and agreed that, subject to any applicable Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.
21.
Notice. All notices, requests, demands and other communications (each, a “Notice”) provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, pursuant to the information of the applicable party set forth on the signature pages hereto. All such notices and other communications (x) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (y) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
22.
Jurisdiction and Venue. All judicial proceedings brought against Borrower or Subordinated Lender arising out of or relating to this Agreement or any obligation hereunder may be brought in the any court of competent jurisdiction in the State of New York, and by their respective execution and delivery of this Agreement, each of Subordinated Lender and Borrower accepts for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.
23.
JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG SUBORDINATED LENDER, BORROWER, AGENT AND/OR ANY SENIOR LENDER AND ANY OF THEM ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY SENIOR LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS INSTRUMENT, ANY NOTE OR ANY OTHER GUARANTY OF PAYMENT, AGREEMENT, INSTRUMENT OR DOCUMENT RELATED THERETO.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date and year first written above.

Address for Notices:
IriSys, Inc. c/o Brooke Yakatan 3360 Via Alicante	SUBORDINATED LENDER:
La Jolla, CA 92037	IRISYS, INC., a California corporation

By: _______________________________ Name: Brooke Yakatan Title:
With a copy to:

Wilson Sonsini Goodrich & Rosati, PC 12235 El Camino Real San Diego, CA 92130 Attention: Martin J. Waters and Jason Skolink Fax: (858) 350-2399 Email: mwaters@wsgr.com; jskolnik@wsgr.com

BORROWER:

Address for Notices to Borrower:	SOCIETAL CDMO, INC., (f/k/a Recro Pharma, Inc.) a Pennsylvania corporation
Ryan Lake
Chief Financial Officer Societal CDMO, Inc.
1 E. Uwchlan Ave, Suite 112	By: _______________________________
Exton, PA 19341	Print Name: Ryan Lake
Email: ryan.lake@recrocdmo.com	Title: Chief Financial Officer

With a copy to:

Kathryn Nordick
Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square
Eighteenth and Arch Streets Philadelphia, PA 19103
Email: kathryn.nordick@troutman.com Phone: 215.981.4379
Jennifer Porter Goodwin Procter LLP One Commerce Square 2005 Market St., 32nd Floor Philadelphia, PA 19103 Email: jporter@goodwinlaw.com Phone: 445.207.7806

AGENT:

Address for notices to Agent:
ROYAL BANK OF CANADA
Royal Bank of Canada 8th Floor, 155 Wellington Street W. Toronto, ON M5V 3K7 Attn: Manager, Agency Services Group rbcmagnt@rbccm.com
By: _______________________________ Name: Title:
With a copy to:

Orrick, Herrington & Sutcliffe LLP 51 W 52nd Street New York, New York 10019 Attn: Laura Metzger, lmetzger@orrick.com Robert Trust, rtrust@orrick.com